UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2017

CHERRY HILL MORTGAGE
INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36099

Maryland	461315605
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

301 Harper Drive, Suite 110
Moorestown, NJ 08057
(Address of principal executive offices, including zip code)

877.870.7005
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2017, Mr. Robert C. Mercer, Jr. was elected to the Board of Directors (the “Board”) of Cherry Hill Mortgage Investment Corporation (the “Company”) to serve out the term of Mr. Jon Kislak who resigned in September 2016. At the same time, Mr. Mercer was appointed to serve on, and as Chairman of, the Audit Committee of the Board. He also was appointed to serve on the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Mercer is independent under the standards of the New York Stock Exchange. There are no transactions or relationships involving Mr. Mercer and the Company that are required to be disclosed pursuant to Item 404 of Regulation S-K.  Mr. Mercer will participate in the same compensation programs as the other non-management directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

Date: March 16, 2017	By:	/s/ Martin Levine
	Name:	Martin Levine
	Title:	Chief Financial Officer